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                                                                 EXHIBIT 99.1(a)

                         NETOPIA, INC. and SUBSIDIARY
                             UNAUDITED PRO FORMA
            CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 1998
                               (IN THOUSANDS)

                                                                   COMPANY            PRO FORMA                   PRO FORMA
                                                                  HISTORICAL         ADJUSTMENTS                  BALANCES
                                                                --------------    ------------------          ----------------
                           ASSETS
Current assets:
   Cash and cash equivalents................................      $  20,373              $    2,000  (a)         $  22,373
   Short-term investments...................................         19,928                      --                 19,928
   Trade accounts receivable, net...........................          7,457                  (2,464) (b)             4,993
   Inventories, net.........................................          4,363                  (3,447) (b)               916
   Deferred tax asset.......................................          1,463                  (1,463) (c)                --
   Prepaid expenses and other current assets................          1,077                    (306) (b)               771
                                                                --------------    ------------------          ----------------

       Total current assets.................................         54,661                  (5,680)                48,981
 Note receivable............................................             --                     888  (a)               888
 Royalties receivable.......................................             --                   1,782  (a)             1,782
 Furniture, fixtures, and equipment, net....................          2,203                    (359) (d)             1,844
 Deferred tax assets, long-term.............................          1,406                  (1,406) (c)                --
 Deposits and other assets..................................          2,745                     175  (a)             2,920
                                                                --------------    ------------------          ----------------
       Total assets.........................................      $  61,015              $   (4,600)             $  56,415
                                                                ==============    ==================          ================

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities.................      $   4,579              $    1,781  (e)         $   6,360
   Accrued compensation.....................................          1,646                    (302) (f)             1,344
   Deferred revenue.........................................            875                      (1) (f)               874
   Other current liabilities................................            326                    (202) (f)               124
                                                                --------------    ------------------          ----------------
       Total current liabilities............................          7,426                   1,276                  8,702
 Other long-term liabilities................................            279                      (7) (f)               272
                                                                --------------    ------------------          ----------------
       Total liabilities....................................          7,705                   1,269                  8,974
                                                                --------------    ------------------          ----------------
Commitments and contingencies
Stockholders' equity:
   Preferred stock..........................................             --                      --                     --
   Common stock.............................................             12                      --                     12
   Additional paid-in capital...............................         51,282                      --                 51,282
   Deferred compensation....................................            (41)                     --                    (41)
   Retained earnings (deficit)..............................          2,057                  (5,869) (g)            (3,812)
                                                                --------------    ------------------          ----------------
       Total stockholders' equity...........................         53,310                  (5,869)                47,441
                                                                --------------    ------------------          ----------------
       Total liabilities and stockholders' equity...........      $  61,015              $   (4,600)             $  56,415
                                                                ==============    ==================          ================
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(a)  The Company will receive consideration of $3.0 million on the Closing Date.
     The consideration will be in the form of $2.0 million in cash and a
     Promissory Note for $1.0 million payable on July 31, 2000 bearing interest at 8% per annum. The value of the note has been present valued at a rate of
     15%, the assumed fair market rate of interest for a similar financial instrument. Additionally, the Company will receive royalties based upon the
     LAN Division's annual revenues over each of the next five fiscal years ending on July 31, 2003. The royalties
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     to be received are based on the following schedule:



                      LAN REVENUE              ROYALTY RATE
                   ------------------       ------------------
                    (in thousands)

                     $0 - $15,000                 0.0%
                   $15,001 - $16,000              1.5%
                   $16,001 - $17,000              2.5%
                  greater than $17,000            5.0%




     The value of the royalties accrued at the close of the transaction is based upon the present value of the Company's assumptions as to the projected future revenue of the LAN Division. Royalties accrued; however, have not been recorded to the extent that total consideration on the transaction exceeds the net asset value of the LAN Division assets being sold.

     These pro forma calculations assume that the transaction was consummated on June 30, 1998, and therefore the purchase price would have been reduced based upon the difference between the net book value of the LAN Division at that time and $4.9 million, which represents the estimated net book value of the LAN Division on March 31, 1998. As stipulated by the Agreement, the adjustment to the purchase price is made to the cash payment on a dollar for dollar basis (see note (e)).

     As stipulated in the agreement, the Company received and valued warrants to purchase up to 5% of the equity of the Buyer as of the closing of the transaction.

(b) As stipulated in the Agreement, the Buyer will purchase all of the Company's current assets related to the LAN Division with the exception of cash, tax assets, assets related to the Internet Division and certain corporate assets. This adjustment represents the net value of those assets which would have been transferred to the Buyer.

(c) This adjustment represents the estimated valuation allowance which would have been recorded against the Company's deferred tax assets. As a result of the sale of the LAN Division, certain tax planning strategies and other tax attributes no longer support the full valuation of the Company's deferred tax assets.

(d) As stipulated in the agreement, the Buyer will purchase all of the furniture, fixtures and equipment and other assets associated with the LAN
     Division. This adjustment represents the net value of those assets which would have been transferred to the Buyer.

(e)  As stipulated in the Agreement, the Buyer will assume all of the Company's
     Accounts Payable related to its LAN Division. This adjustment represents a reduction for the value of the accrued and other portions of those payables which would have been assumed by the Buyer net of an adjustment of $3.0 million for estimated expenses related to the sale transaction and an estimated amount payable to the Buyer of $165,000, which represents the difference between the book value of the LAN Division on the transaction date and the estimated book value of the LAN Division at March 31, 1998
     (see note (a)).

(f) As stipulated in the Agreement, the Buyer will assume all of the Company's liabilities related to its LAN Division employees and other associated liabilities. This adjustment represents the net value of the accrued and other portions of those liabilities which would have been assumed by the Buyer.

(g) This adjustment represents the loss on the sale of the LAN Division, including the valuation allowance which would have been recorded against the Company's deferred tax assets. The actual amount of loss will not be determined until after the actual Closing date and will be accounted for in the Company's fiscal fourth quarter.